EX-99.B12.(C)



                           THE TOCQUEVILLE EUROPE FUND
                      AUDITED FINANCIAL STATEMENTS FOR THE
                          PERIOD ENDED OCTOBER 31, 1995

                          THE TOCQUEVILLE EUROPE FUND


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DEAR FELLOW SHAREHOLDERS:

  The Tocqueville Europe Fund, wound up its fiscal year with a gain of 8.08% for Class A shareholders, against a gain of 13.21% for the Morgan Stanley Eu-rope Index, after having been slightly ahead of that index in the first six months. In part, this was due to the relatively large cash reserves which we felt prudent to hold, in view of the unsettled economic and political environ-ment in the region. In addition, as is often the case in uncertain times, in-vestors sought refuge in the shares of large, well-known companies. While the operating results of many smaller companies in our portfolio have been signif-icantly better than for larger ones, their shares have tended to lag temporar-ily.

  Overall, in spite of the significant problems plaguing Germany, France, Ita-ly, Spain and some other countries as well, we are feeling increasingly opti-mistic. Enough pain, both economic and political, has now been felt so that policies are being altered to allow for new stimulus and lower interest rates.

  Meanwhile, many companies, especially those not big enough to operate under the protection of governments, have become particularly lean and competitive, and present significant recovery potential in a more buoyant environment. We find particularly good values in France, where price/earnings ratios and par-ticularly price/cash-flow ratios are well below those available for similar companies in the United States. Although the choices are narrower, the same can be said of Spain and Italy.

  The risk remains of a significant appreciation of the dollar against most European countries. We have purchased enough put options on the Deutschemark and the French Franc to protect the portfolio against the possibility of a sharp advance of the U.S. currency.


Francois Sicart
Portfolio Manager


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  This report is not authorized for distribution to prospective investors un-
less preceded or accompanied by a currently effective prospectus of The Tocqueville Trust.

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                                  [MAC CHART]



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                                       2

                          THE TOCQUEVILLE EUROPE FUND

                         SELECTED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

                                                        CLASS A
                                          ------------------------------------
                                                               PERIOD FROM
                                             YEAR ENDED      AUGUST 1, 1994
                                          OCTOBER 31, 1995 TO OCTOBER 31, 1994
                                          ---------------- -------------------
PER SHARE OPERATING PERFORMANCE
(FOR A SHARE OUTSTANDING THROUGHOUT THE
PERIOD)
Net asset value, beginning of period.....      $10.02            $10.00
                                               ------            ------
Income from investment operations:
Net investment loss......................       (0.01)(a)         (0.04)(b)
Net realized and unrealized gain.........        0.82              0.06
                                               ------            ------
Total from investment operations.........        0.81              0.02
                                               ------            ------
Net asset value, end of period...........      $10.83            $10.02
                                               ======            ======
Total Return(c)..........................        8.08%             0.20%
Ratios/supplemental data
Net assets, end of period (000)..........      $6,270            $2,516
Ratio of average net assets of:
 Expenses................................        4.43%(a)          6.18%*(b)
 Net investment income...................       (0.53%)(a)        (2.47%)*(b)
Portfolio turnover rate..................      109.48%             0.00%

                                                                    CLASS B
                                                                ----------------
                                                                  PERIOD FROM
                                                                AUGUST 14, 1995
                                                                       TO
                                                                OCTOBER 31, 1995
                                                                ----------------
Net asset value, beginning of period...........................      $10.93
                                                                     ------
Income from investment operations:
Net investment income..........................................         --
Net realized and unrealized loss...............................       (0.12)
                                                                     ------
Total from investment operations...............................       (0.12)
                                                                     ------
Net asset value, end of period.................................      $10.81
                                                                     ======
Total Return(d)................................................       (1.10%)
Ratios/supplemental data
Net assets, end of period......................................      $  198
Ratio of average net assets of:
 Expenses......................................................         --
 Net investment income.........................................         --

--------
(a) Net of fees waived amounting to 1.28% of average net assets for the year ended October 31, 1995.
(b) Net of fees waived amounting to 1.00% of average net assets for the year ended October 31, 1994.
(c) Does not include maximum sales load of 4%.
(d) Does not include contingent deferred sales charge. Not annualized.
 * Annualized.

                          THE TOCQUEVILLE EUROPE FUND

                       INVESTMENTS AS OF OCTOBER 31, 1995

--------------------------------------------------------------------------------

                                    US$
                                   Market      % of
COMMON STOCKS--60.33%     Shares   Value    Net Assets
------------------------------------------------------
GERMANY--1.98%
Eifelhohen Klinik            310 $   58,387    0.93%
Puma AG(a)                   200     55,437    0.89%
Dorries Scharmann(a)       1,800     10,235    0.16%
------------------------------------------------------
                                    124,059    1.98%
------------------------------------------------------
FRANCE--38.47%
ADA                        3,600    150,384    2.40%
APEM                       2,000     64,339    1.03%
Credit Commercial France   1,500     74,639    1.19%
Darnal Expansion(a)        5,000     49,145    0.78%
Delachaux                  1,000    100,338    1.60%
Devernois                  1,750    162,746    2.60%
Europeene du Propulsion    2,000    131,054    2.09%
Ferrailes CFF                500     54,367    0.87%
Eiffage                      550     81,089    1.29%
GFI Industries             1,000     82,932    1.32%
Groupe Partouche(a)        1,500     87,847    1.40%
Faiveley                   1,000     60,407    0.96%
Infopoint                  1,000     28,054    0.45%
CET                        2,000    105,580    1.68%
Intl. Metal Service          700    101,771    1.62%
Metrologie Intl.(a)       35,000    110,013    1.75%
Mediascience                 350     29,248    0.47%
Musee Grevin(a)            1,200     26,054    0.42%
CPR Cie Par Reesco         2,000    153,988    2.46%
Radiall SA                   500     52,524    0.84%
Rouleau Guichard(a)        1,700    163,612    2.61%
Soc. Elf Acquitaine          500     34,094    0.54%
Synthelabo                 2,000    128,924    2.06%
Thermador Holdings         1,000     84,094    1.34%
Sanofi                     1,716    109,598    1.75%
Usinor Sacilor(a)         10,000    149,483    2.38%
Vilmorin                     500     35,922    0.57%
------------------------------------------------------
                                  2,412,246   38.47%
------------------------------------------------------
ITALY--4.83%
Marzotto & Figli          13,000     82,836    1.32%
Tecnost SPA               38,000     78,724    1.26%
Luxottica Group SPA        2,900    141,375    2.25%
------------------------------------------------------
                                    302,935    4.83%
------------------------------------------------------
NETHERLANDS--11.45%
Aalberts Industrie         1,350     79,120    1.26%
Getronics NV               1,900     90,648    1.45%
Hagemeyer                  1,600     79,681    1.27%
IHC Caland NV              2,500     71,121    1.13%
KLM                        2,500     82,526    1.32%
Kon PTT Nederland          2,500     87,911    1.40%
Royal Dutch Petroleum        600     74,473    1.19%
Stork NV                   2,300     55,667    0.89%
Volker Stevin              1,500     96,464    1.54%
------------------------------------------------------
                                    717,611   11.45%
------------------------------------------------------

(a) Non-income producing security

See Notes to Financial Statements.

                                                          US$
                                                         Market       % of
COMMON STOCKS (CONTINUED)                     Shares     Value     Net Assets
-----------------------------------------------------------------------------
SPAIN & PORTUGAL--.70%
First Iberian Fund, Inc.(a)                      6,000 $   43,875    0.70%
-----------------------------------------------------------------------------
UNITED KINGDOM--2.90%
Cable & Wireless                                10,500     68,572    1.09%
Hays                                            10,000     57,875    0.93%
RTZ Corp.                                        4,000     55,408    0.88%
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                                                          181,855    2.90%
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Total Common Stocks
 (Cost $3,496,083)                                      3,782,581
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
                                            Principal
CORPORATE BONDS--.45%                         Amount
-----------------------------------------------------------------------------
Sanofi 4% Conv. Bonds due 1/01/00 FF (Cost
 $23,828)                                         $375     28,028    0.45%
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
FOREIGN CURRENCY                            Number of
 OPTIONS--.90%                              Contracts
-----------------------------------------------------------------------------
Put 250 French Franc
 Dec 95 19.5                                        11     10,065    0.16%
Put 625 German Mark Mar 96 67                       11      4,469    0.07%
Put 625 German Mark Mar 96 70                       11     11,550    0.19%
Put 250 French Franc Mar 96 19                      10      8,000    0.13%
Put 250 French Franc June 96 19                     11     10,890    0.17%
Put 625 German Mark June 96 64                      15     11,438    0.18%
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Total Foreign Currency Options (Cost
 $64,993)                                                  56,412
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
SHORT-TERM                                  Principal
 INVESTMENTS--50.77%                          Amount
-----------------------------------------------------------------------------
Repurchase Agreement, State Street Bank &
 Trust Company, 4.5% dated 10/31/95, due
 11/01/95 (Collateralized by U.S. Treasury
 Notes valued at $3,220,307. Repurchase
 proceeds of $3,183,398).                   $3,183,000  3,183,000
-----------------------------------------------------------------------------
TOTAL INVESTMENTS
 (COST $6,767,914)--112.45%                             7,050,021
OTHER ASSETS & LIABILITIES,
 NET--(12.45%)                                           (780,364)
-----------------------------------------------------------------------------
TOTAL NET ASSETS--100%                                 $6,269,657
                                                       ----------

                          THE TOCQUEVILLE EUROPE FUND

                      STATEMENT OF ASSETS AND LIABILITIES

                                October 31, 1995
--------------------------------------------------------------------------------

ASSETS
Investments, at value (identified cost $6,767,914)                 $7,050,021
Cash, foreign currency                                                    330
Receivables:
  Fund shares sold                                                     24,614
  Dividends and interest                                                4,346
  Other                                                                16,795
Deferred organization expense                                          22,375
                                                                   ----------
                                                                    7,118,481
                                                                   ----------
LIABILITIES
Funds advanced by custodian                                            58,688
Payable for investments purchased                                     741,375
Accrued investment advisor's fee                                          --
Accrued distribution fee                                                  --
Accrued expenses                                                       48,065
Other liabilities                                                         696
                                                                   ----------
                                                                      848,824
                                                                   ----------
NET ASSETS                                                         $6,269,657
                                                                   ----------
At October 31, 1995 net assets consisted of:
Capital paid in                                                    $5,985,954
Accumulated net investment loss                                       (18,930)
Undistributed net realized gain                                        20,664
Net unrealized appreciation                                           281,969
                                                                   ----------
                                                                   $6,269,657
                                                                   ----------
CLASS A
NET ASSET VALUE PER SHARE ($6,269,459/579,039 shares outstanding)      $10.83
                                                                   ----------
Maximum offering price
($10.83/96%)                                                           $11.28
                                                                   ----------
CLASS B
NET ASSET VALUE PER SHARE AND MAXIMUM OFFERING PRICE ($198/18
 shares outstanding)                                                   $10.81
                                                                   ----------

See Notes to Financial Statements.

                          THE TOCQUEVILLE EUROPE FUND

                            STATEMENT OF OPERATIONS

                          Year Ended October 31, 1995
--------------------------------------------------------------------------------

INVESTMENT INCOME
Dividends (net of $14,484 foreign taxes withheld)             $ 84,650
Interest                                                        55,575
                                                              --------
                                                               140,225
                                                              --------
EXPENSES
Investment adviser's fee (Note 2)                               35,890
Custodian and fund accounting                                   62,935
Transfer agent and shareholder services                         21,725
Audit                                                            8,532
Legal                                                           35,053
Distribution (Note 4)
  Class A                                                        8,972
  Class B                                                          --
Administration fee (Note 4)                                        964
Printing                                                         3,650
Registration                                                    12,765
Trustees fee                                                     1,828
Amortization of organization expenses                            7,193
Fidelity bond and other                                          5,474
                                                              --------
 Total expenses                                                204,981
Less: fees waived and expenses reimbursed (Notes 2 and 4)      (45,826)
                                                              --------
 Net expenses                                                  159,155
                                                              --------
  NET INVESTMENT LOSS                                          (18,930)
                                                              --------
NET REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
  Investments                                                   38,864
  Foreign currency transactions                                (18,200)
                                                              --------
                                                                20,664
                                                              --------
Net unrealized appreciation (depreciation) on:
 Investments                                                   258,893
 Foreign currency translation of other assets and liabilities     (138)
                                                              --------
                                                               258,755
                                                              --------
  Net gain on investments                                      279,419
                                                              --------
Net increase in net assets resulting from operations          $260,489
                                                              --------

See Notes to Financial Statements.

                          THE TOCQUEVILLE EUROPE FUND

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                             PERIOD FROM
                                            YEAR ENDED    AUGUST 1, 1994 TO
                                         OCTOBER 31, 1995 OCTOBER 31, 1994
                                         ---------------- -----------------
INCREASE (DECREASE) IN NET ASSETS
Operations
 Net investment loss                        $  (18,930)      $  (10,359)
 Net realized gain (loss)                       20,664           (2,000)
 Net unrealized appreciation                   258,755           23,214
                                            ----------       ----------
  Net increase resulting from operations       260,489           10,855
Fund share transactions (Note 3)
  Class A                                    3,492,707        2,505,406
  Class B                                          200              --
                                            ----------       ----------
  Net increase in net assets                 3,753,396        2,516,261
NET ASSETS
 Beginning of period                         2,516,261              --
                                            ----------       ----------
 End of period                              $6,269,657       $2,516,261
                                            ----------       ----------

See Notes to Financial Statements.

                          THE TOCQUEVILLE EUROPE FUND

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE 1

  The Tocqueville Trust (the "Trust") was organized as a Massachusetts business trust registered under the Investment Company Act of 1940 as amended, as a di-versified, open-end management investment company. The Trust consists of five separate Funds: The Tocqueville Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville Small Cap Value Fund, The Tocqueville Europe Fund and The Tocqueville Government Fund (the "Funds"). The following is a summary of sig-nificant accounting principles followed by the Trust in the preparation of its financial statements.

--------------------------------------------------------------------------------
SECURITY VALUATION

  Investments in securities, including foreign securities, traded on an ex-change or quoted on the over-the-counter market are valued at the last sale price or, if no sale occurred during the day, at the mean between closing bid and asked prices, as last reported by a pricing service approved by the Trust-ees. When market quotations are not readily available, or when restricted secu-rities or other assets are being valued, such assets are valued at fair value as determined in good faith by or under procedures established by the Trustees. Short-term investments are stated at cost which, together with accrued inter-est, approximates market value.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX

  It is the Trust's policy to comply with the provisions of the Internal Reve-nue Code ("Code") applicable to regulated investment companies and to distrib-ute all of its taxable income to its shareholders. It is also the Trust's in-tention to distribute amounts sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no federal income or excise tax pro-vision is required.

--------------------------------------------------------------------------------
DEFERRED ORGANIZATION EXPENSES

  Expenses incurred in connection with the organization of The Tocqueville Eu-rope Fund (the "Fund") are being amortized on a straight-line basis over a five-year period from the Fund's commencement of operations. In the event any initial shares of The Tocqueville Europe Fund are redeemed during the amortiza-tion period, the proceeds of redemption will be reduced by the pro-rata portion of any unamortized organization expenses in the same proportion as the number of shares redeemed bears to the number of initial shares held at the time of redemption.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION

  Investments and other assets and liabilities denominated in foreign curren-cies are translated to U.S. dollars at the prevailing rates of exchange. The Tocqueville Europe Fund is engaged in transactions in securities denominated in foreign currencies and, as a result, enters into foreign exchange contracts. The Fund is exposed to additional market risk as a result of changes in the value of the underlying currency in relation to the U.S. dollar. The value of foreign currency

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contracts are "marked to market" on a daily basis, which reflects the change in the market value of the contract at the close of each day's trading, re-sulting in daily unrealized gains and/or losses. When the contracts are closed, the Fund recognizes a realized gain or loss.

  The Fund does not isolate that portion of the results of operations result-ing from changes in foreign exchange rates on investments from the fluctua-tions arising from changes in market prices of securities held. Such fluctua-tions are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the differences between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at the end of the fiscal period, resulting from changes in the exchange rates.

-------------------------------------------------------------------------------
OTHER

  Security transactions are accounted for on the trade date, the date the or-der to buy or sell is executed. Dividend income is recognized on the ex-divi-dend date or at the time the Fund becomes aware, whichever is earlier. Inter-est income is recognized on the accrual basis and market discount is accounted for on a straight-line basis from settlement date. The Trust uses the first-in, first-out method for determining realized gain or loss on investments sold for both financial reporting and federal tax purposes. Distributions to share-holders are recorded on the ex-dividend date. Expenses incurred by the Trust not specifically identified to a fund are allocated on a basis relative to the size of each fund's daily net asset value. It is the Fund's policy to take possession of securities as collateral under repurchase agreements and to de-termine on a daily basis that the value of such securities are sufficient to cover the value of the repurchase agreements.

-------------------------------------------------------------------------------
NOTE 2

  Tocqueville Asset Management L.P. ("Tocqueville"), is the investment adviser to the Trust under an Investment Advisory Agreement approved by shareholders on February 26, 1990. For its services, Tocqueville receives a fee from the Fund, payable monthly, at an annual rate of 1.00% on the first $50 million of its average daily net assets, .75% of the next $50 million of average daily net assets, and .65% of average daily net assets in excess of $100 million.

  Certain states in which shares of the Trust are qualified for sale impose limitations on the expenses of the Trust. The Advisory Agreement provides that if, in any fiscal year, the total expenses of the Trust (excluding taxes, in-terest, extraordinary expenses and the distribution fee but including the Ad-viser's fee) exceed the expense limitation applicable to the Trust imposed by the

--------------------------------------------------------------------------------
securities regulations of any state in which it is registered to sell shares, Tocqueville will pay or reimburse the Trust for that excess up to the amount of its fee. The most restrictive limitation currently applicable (excluding the items described above) limits a fund to 2.5% of the Trust's first $30,000,000 of average daily net assets, 2% of the next $70,000,000, and 1.5% of the Trust's average daily net assets over $100,000,000. For the year ended October 31, 1995, the Adviser has waived its advisory fee of $35,890, due to the ex-pense limitation referred to above.

--------------------------------------------------------------------------------
NOTE 3

   Effective August 14, 1995 the Fund offered two classes of shares: Class A and Class B shares. Shares of each class are identical except for the initial sales load on Class A shares, a contingent deferred sales charge on Class B shares, distribution fees, and voting rights on matters effecting a single class. All Fund shares outstanding before August 14, 1995 were designated as Class A shares. At October 31, 1995, there were an unlimited number of shares of beneficial interest authorized ($0.01 par value). Transactions in the Fund's shares were as follows:

                                        CLASS A
                       -------------------------------------------
                                              FOR THE PERIOD FROM
                            YEAR ENDED         AUGUST 1, 1994 TO
                         OCTOBER 31, 1995       OCTOBER 31, 1994
                       ---------------------  --------------------
                        SHARES     AMOUNT      SHARES    AMOUNT
                       --------- -----------  --------------------
      Shares sold       346,755  $ 3,693,929   251,226 $ 2,505,406
      Shares redeemed   (18,942)    (201,222)      --          --
                       --------  -----------  -------- -----------
      Net increase      327,813  $ 3,492,707   251,226 $ 2,505,406
                       --------  -----------  -------- -----------
                             CLASS B
                       ---------------------
                       FOR THE PERIOD FROM
                        AUGUST 14, 1995 TO
                         OCTOBER 31, 1995
                       ---------------------
                        SHARES     AMOUNT
                       --------- -----------
      Shares sold            18  $       200
      Shares redeemed       --           --
                       --------  -----------
      Net increase           18  $       200
                       --------  -----------

--------------------------------------------------------------------------------
NOTE 4

  Tocqueville Securities L.P. (the "Distributor") acts as distributor for shares of the Fund and purchases shares of the Fund at net asset value to fill orders as received from investment dealers. For the year ended October 31, 1995, the Distributor received net commissions of $60 from the sale of the Fund's shares.

--------------------------------------------------------------------------------

  The Fund has adopted distribution plans related to the sale of Class A and Class B shares pursuant to which the Fund may incur distribution expenses in amounts not to exceed 0.25% and 0.75% per annum of the average daily net assets of Class A and Class B shares, respectively. Such expenses may include, but are not limited to, advertising, printing, and distribution of sales literature, prospectuses and other materials, and payments to dealers and shareholders ser-vicing agents including the Distributor. Under the distribution plans, the Dis-tributor is permitted to carry forward expenses not reimbursed by the distribu-tion fees to subsequent fiscal years for submission to the Fund for payment, subject to the continuation of the Plan. For the year ended October 31, 1995, the Distributor has waived distribution fees of $8,972 and $0, respectively for Class A and Class B shares. The Distributor has informed the Trust that, as of October 31, 1995, there were $52,487 in unreimbursed expenses for the Fund.

  Class B shares which are redeemed within six years of purchase are subject to a contingent deferred sales charge at rates ranging from 5% to 0%, charged as a percentage of the dollar amount subject thereto. There were no contingent de-ferred sales charges paid to the Distributor for the year ended October 31, 1995.

  Pursuant to an Administrative Services Agreement, effective September 15, 1995, the Fund pays to the Distributor a fee computed and paid monthly at an annual rate of 0.15% of the average daily net assets of the Fund. During the year ended October 31, 1995, the Distributor waived administration fees of $964.

--------------------------------------------------------------------------------
NOTE 5

  Purchases and sales of investment securities (excluding short-term instru-ments) for the year ended October 31, 1995 were as follows:

                           THE
                       TOCQUEVILLE
                       EUROPE FUND
                       -----------
      PURCHASES
      U.S. Government  $       --
      Other             5,693,447
                       ----------
                       $5,693,447
                       ----------
      SALES
      U.S. Government  $       --
      Other             2,571,390
                       ----------
                       $2,571,390
                       ----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 6

  Unrealized appreciation at October 31, 1995 based on cost of securities for Federal tax purposes is as follows:

                                         THE
                                     TOCQUEVILLE
                                     EUROPE FUND
                                     -----------
      Gross unrealized appreciation  $  391,639
      Gross unrealized depreciation    (109,532)
                                     ----------
      Net unrealized appreciation    $  282,107
                                     ----------
      Cost of investments            $6,767,914
                                     ----------

--------------------------------------------------------------------------------

                          THE TOCQUEVILLE EUROPE FUND


--------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees and Shareholders
 The Tocqueville Europe Fund

We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of The Tocqueville Europe Fund, a series of The Tocqueville Trust, as of October 31, 1995, and the related statement of opera-tions for the year then ended, the statement of changes in net assets and the selected financial information for the year then ended and for the period Au-gust 1, 1994 to October 31, 1994. These financial statements and selected fi-nancial information are the responsibility of the Fund's management. Our re-sponsibility is to express an opinion on these financial statements and selected financial information based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected finan-cial information are free of material misstatement. An audit includes examin-ing, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected financial information referred to above present fairly, in all material respects, the financial position of The Tocqueville Europe Fund, a series of The Tocqueville Trust as of October 31, 1995, the results of its operations, the changes in its net assets, and the selected financial information for the periods indicated, in conformity with generally accepted accounting principles.

                                             /s/ McGladrey & Pullen, LLP
New York, New York
December 1, 1995

                              THE TOCQUEVILLE FUND
                       THE TOCQUEVILLE ASIA-PACIFIC FUND
                          THE TOCQUEVILLE EUROPE FUND
                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                 Special Meeting of Shareholders, July 31, 1995


--------------------------------------------------------------------------------

  A Special Meeting of Shareholders of the Trust was held on July 31, 1995 at the offices of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Ave-nue, New York, New York. The purpose of the meeting was to elect six trustees of the Trust, to ratify McGladrey and Pullen, LLP as independent public accoun-tants for the Trust, to approve an amendment to the Declaration and Agreement of Trust to permit the Trustees to authorize, without shareholder approval, the issuance of separate and distinct classes of shares of each series of the Trust and to approve the elimination of some fundamental investment restrictions of the Trust requiring shareholder approval. At the meeting, the shareholders voted in favor of all of the resolutions presented to them. No other business was conducted at the Special Meeting of Shareholders.

  The results of the voting at the Special Meeting of Shareholders was as fol-lows:

   1. Ratification of an amendment to the Agreement and Declaration of Trust to permit the Trustees, without shareholder approval, to authorize The Tocqueville Trust to issue separate and distinct classes of shares of each series:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 4,474.39  Abstain: 5,053.03

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,433.12       Against: -0-       Abstain: 38.46

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   2. Approval of the elimination of the Funds' fundamental investment re-striction concerning short sales:

    THE TOCQUEVILLE FUND
      For: 1,469,900.22     Against: 4,474.39  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   3. Approval of the elimination of the Funds' fundamental investment re-striction concerning investment for control were as follows:

    THE TOCQUEVILLE FUND
      For: 1,471,351.92     Against: 3,022.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   4. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of affiliates:

    THE TOCQUEVILLE FUND
      For: 1,464,396.14     Against: 9,978.47  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   5. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of other investment companies:

    THE TOCQUEVILLE FUND
      For: 1,469,057.52     Against: 5,317.09  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   6. Approval of the elimination of the Funds' fundamental investment re-striction concerning development programs:

    THE TOCQUEVILLE FUND
      For: 1,468,635.92     Against: 5,738.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   7.Approval of the elimination of the Funds' fundamental investment re-striction concerning transactions involving puts, calls or options:

    THE TOCQUEVILLE FUND
      For: 1,464,689.65     Against: 9,684.96  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   8.Approval of the elimination of the Funds' fundamental investment re-striction concerning investment in securities of issuers in operation for less than three years:

    THE TOCQUEVILLE FUND
      For: 1,460,800.07     Against: 13,574.54 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   9. Approval of the amendment of the Funds' fundamental investment re-stricting concerning the lending of money or securities:

    THE TOCQUEVILLE FUND
      For: 1,459,829.27     Against: 14,545.34 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  10. Approval of the amendment of the Funds' fundamental investment restric-tion concerning commodities:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 8,714.16  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  11. Approval of the elimination of The Tocqueville Fund's and The Tocqueville Small Cap Value Fund's fundamental restriction concerning restricted and illiquid securities:

    THE TOCQUEVILLE FUND
      For: 1,464,490.27     Against: 9,884.34  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  12.Approval of the elimination of The Tocqueville Fund's and The
     Tocqueville Small Cap Value Fund's fundamental restriction concerning the amount of allowable investment in foreign securities:

    THE TOCQUEVILLE FUND
      For: 1,470,321.45     Against: 4,053.16  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

  13.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning re-stricted and illiquid securities:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  14.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning securi-ties of other investment companies were as follows:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  15.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning war-rants were as follows:

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

  16. Election of six (6) Trustees, for a term to expire until his or her successor is elected and has qualified:

                                        WITHHOLDING
                               FOR       AUTHORITY
                               ---      -----------
     Francois Sicart       2,471,499.52       -0-
     Bernard Combemale     2,471,499.52       -0-
     James Flaherty        2,466,639.14  4,860.38
     Inge Heckel           2,466,639.14  4,860.38
     Robert Kleinschmidt   2,471,499.52       -0-
     Francois Letaconnoux  2,471,499.52       -0-

  17. Ratification of the selection of McGladrey & Pullen, LLP, as indepen-dent public accountants for the Trust for the fiscal year ended October 31, 1995.

      For: 2,471,102.02     Against: -0-       Abstain: 397.50

                              INVESTMENT ADVISOR
                       Tocqueville Asset Management L.P.
                                 1675 Broadway
                           New York, New York 10019
                           Telephone: (212) 698-0800
                          Telecopier: (212) 262-0154

                                  DISTRIBUTOR
                          Tocqueville Securities L.P.
                                 1675 Broadway
                           New York, New York 10019
                           Telephone: (800) 697-3863
                          Telecopier: (212) 262-0154

                           SHAREHOLDERS' SERVICING,
                         CUSTODIAN AND TRANSFER AGENT
                      State Street Bank and Trust Company
                                 P.O. Box 8507
                       Boston, Massachusetts 02266-8507
                              Telephone Toll Free
                                (800) 626-9402

                               BOARD OF TRUSTEES
                          Francois Sicart -- Chairman
                             Bernard F. Combemale
                               James B. Flaherty
                                  Inge Heckel
                            Robert W. Kleinschmidt
                             Francois Letaconnoux


                                     LOGO

                                The Tocqueville
                                  Europe Fund

                                  a series of
                             The Tocqueville Trust


                                 Annual Report

                               October 31, 1995